Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FIRST QUARTER 2021 FINANCIAL RESULTS

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	First quarter 2021 net loss from continuing operations of $0.13 per share; earnings from continuing operations before items[1] of $0.09 per share
•	$29 million financial impact from weather-related outage at Ashdown, AR market pulp mill
•	Repurchases of 5.1 million shares

Fort Mill, SC, May 6, 2021 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported a net loss of $29 million ($0.54 per share) for the first quarter of 2021 compared to a net loss of $59 million ($1.07 per share) for the fourth quarter of 2020 and net earnings of $5 million ($0.09 per share) for the first quarter of 2020. Sales for the first quarter of 2021 were $944 million.

The first quarter 2021 results include an after-tax loss of $22 million ($0.41 per share) from discontinued operations related to the sale of the Personal Care Business, compared to an after-tax loss of $43 million ($0.78 per share) for the fourth quarter of 2020 and an after-tax earnings of $20 million ($0.36 per share) for the first quarter of 2020.

Excluding discontinued operations and the items listed below, the Company had earnings from continuing operations before items1 of $5 million ($0.09 per share) for the first quarter of 2021 compared to earnings from continuing operations before items1 of $19 million ($0.34 per share) for the fourth quarter of 2020 and a loss from continuing operations before items1 of $15 million ($0.27 per share) for the first quarter of 2020.

ITEMS

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Description	Segment	Line item	Amount	After-tax effect	EPS impact (per share)
			(in millions)

First quarter 2021

● Cost reduction program	Pulp and Paper	Impairment of long-lived assets	$6	$4	$0.07

● Cost reduction program	Pulp and Paper	Closure and restructuring costs	$2	$1	$0.02

● Cost reduction program	Pulp and Paper	Asset conversion costs	$8	$6	$0.11

● Cost reduction program	Corporate	Closure and restructuring costs	$1	$1	$0.02

Fourth quarter 2020

● Cost reduction program	Pulp and Paper	Impairment of long-lived assets	$25	$15	$0.27

● Cost reduction program	Pulp and Paper	Closure and restructuring costs	$28	$19	$0.34

● Cost reduction program	Corporate	Closure and restructuring costs	$2	$1	$0.02

First quarter 2020

● None

QUARTERLY REVIEW

“While COVID-19 continued to remain the dominant challenge in the first quarter, severe winter weather affected our production and our supply chains across North America, notably at our Ashdown, AR market pulp mill. Nevertheless, we got off to a reasonably good start to the year and we expect strong second half results driven by price momentum and strong volume in paper and pulp,” said John D. Williams, President and Chief Executive Officer. “The Kingsport conversion is progressing well. The project is on schedule, and the crews on site are currently completing demolition and preparing the site for the new buildings and warehouse. We are also making good progress with our commercial strategy and the customer response continues to be extremely positive.”

Mr. Williams added, “During the quarter, we successfully closed the sale of the Personal Care business. The sale is part of our ongoing effort to strategically optimize our portfolio and it allowed us to strengthen our balance sheet, enhance liquidity and repurchase shares.”

Operating income was $2 million in the first quarter of 2021 compared to an operating loss of $20 million in the fourth quarter of 2020. Depreciation and amortization totaled $54 million in the first quarter of 2021.

Operating income before items1 was $19 million in the first quarter of 2021 compared to operating income before items1 of $35 million in the fourth quarter of 2020.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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(In millions of dollars)	1Q 2021	4Q 2020

Sales	$944	$920
Operating income (loss)
Pulp and Paper segment	12	(10)
Corporate	(10)	(10)
Total operating income (loss)	2	(20)
Operating income before items[1]	19	35
Depreciation and amortization	54	53

The increase in operating income in the first quarter of 2021, compared to the prior quarter, was the result of lower long-lived asset impairment and closure and restructuring charges related to the cost savings program, higher average selling prices in pulp, lower maintenance costs and favorable exchange rates. These factors were partially offset by higher raw material and freight costs, asset conversion costs, unfavorable productivity, higher selling, general and administrative expenses and higher fixed costs.

When compared to the fourth quarter of 2020, manufactured paper shipments were up 1% and pulp shipments were flat. The shipment-to-production ratio for paper was 102% in the first quarter of 2021, compared to 98% in the fourth quarter of 2020. Paper inventories decreased by 13,000 tons, and pulp inventories decreased by 38,000 metric tons when compared to the fourth quarter of 2020.

LIQUIDITY AND CAPITAL RESOURCES

Cash flow from operating activities was $33 million and capital expenditures were $51 million, resulting in a negative free cash flow1 of $18 million for the first quarter of 2021. Domtar’s net debt-to-total capitalization ratio1 stood at 6% at March 31, 2021 compared to 26% at December 31, 2020.

OUTLOOK

Paper demand will remain dependent upon recovery from COVID-19, but demand is expected to continue to rebound through the year as people return to schools and offices. Near-term pulp markets should remain balanced due to steady demand growth and limited new supply. Recently announced price increases in both pulp and paper will positively impact our results. The second quarter will be affected by seasonally higher maintenance costs in our Pulp and Paper business as we move into the planned outages at some of our major facilities.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its first quarter 2021 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 700-1722 at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its second quarter 2021 earnings results on August 5, 2021 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and airlaid nonwovens. With approximately 6,400 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $3.7 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including the COVID-19 pandemic and the resulting decrease in paper sales and the challenges we face in maintaining manufacturing operations, changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, the failure to achieve our cost containment goals, costs of conversion in excess of our expectations, demand for linerboard, and the other reasons identified under “Risk Factors” in our Form 10-K for 2020 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

– (30) –

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Domtar Corporation

Consolidated Statements of Earnings (Loss)

(In millions of dollars, unless otherwise noted)

{

	For the three months ended
	March 31,	March 31,
	2021	2020
	(Unaudited)
	$	$

Sales	944	1,031
Operating expenses
Cost of sales, excluding depreciation and amortization	809	906
Depreciation and amortization	54	58
Selling, general and administrative	64	66
Impairment of long-lived assets	6	—
Closure and restructuring costs	3	—
Asset conversion costs	8	—
Other operating (income) loss, net	(2)	2
	942	1,032
Operating income (loss)	2	(1)
Interest expense, net	15	14
Non-service components of net periodic benefit cost	(6)	(4)
Loss before income taxes and equity loss	(7)	(11)
Income tax expense	—	3
Equity method investment loss, net of taxes	—	1
Loss from continuing operations	(7)	(15)
(Loss) earnings from discontinued operations, net of taxes	(22)	20
Net (loss) earnings	(29)	5
Per common share (in dollars)
Basic net (loss) earnings
Loss from continuing operations	(0.13)	(0.27)
(Loss) earnings from discontinued operations	(0.41)	0.36
Basic net (loss) earnings	(0.54)	0.09
Diluted net (loss) earnings
Loss from continuing operations	(0.13)	(0.27)
(Loss) earnings from discontinued operations	(0.41)	0.36
Diluted net (loss) earnings	(0.54)	0.09
Weighted average number of common shares outstanding (millions)
Basic	53.5	56.1
Diluted	53.5	56.2

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 31,	December 31,
	2021	2020
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	671	309
Receivables, less allowances of $5 and $6	450	380
Inventories	600	630
Prepaid expenses	53	50
Income and other taxes receivable	49	54
Assets held for sale	—	1,133
Total current assets	1,823	2,556
Property, plant and equipment, net	2,022	2,023
Operating lease right-of-use assets	55	59
Intangible assets, net	29	29
Other assets	192	189
Total assets	4,121	4,856
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	4	—
Trade and other payables	504	484
Income and other taxes payable	16	15
Operating lease liabilities due within one year	19	20
Long-term debt due within one year	301	13
Liabilities held for sale	—	295
Total current liabilities	844	827
Long-term debt	503	1,084
Operating lease liabilities	47	50
Deferred income taxes and other	324	321
Other liabilities and deferred credits	312	314

Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,493	1,717
Retained earnings	817	846
Accumulated other comprehensive loss	(220)	(304)
Total shareholders' equity	2,091	2,260
Total liabilities and shareholders' equity	4,121	4,856

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the three months ended
	March 31,	March 31,
	2021	2020
	(Unaudited)
	$	$
Operating activities
Net (loss) earnings	(29)	5
Adjustments to reconcile net (loss) earnings to cash flows from operating activities
Depreciation and amortization	64	72
Deferred income taxes and tax uncertainties	(4)	1
Impairment of long-lived assets	6	—
Net loss on disposition of discontinued operations	32	—
Stock-based compensation expense	2	1
Equity method investment loss, net	—	1
Other	2	—
Changes in assets and liabilities, excluding the effect of sale of business
Receivables	(68)	(28)
Inventories	32	28
Prepaid expenses	3	(5)
Trade and other payables	(6)	(16)
Income and other taxes	4	39
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(3)	(1)
Other assets and other liabilities	(2)	(9)
Cash flows from operating activities	33	88
Investing activities
Additions to property, plant and equipment	(51)	(62)
Proceeds from sale of business, net of cash disposed	897	—
Cash flows provided from (used for) investing activities	846	(62)
Financing activities
Dividend payments	—	(26)
Stock repurchase	(223)	(59)
Net change in bank indebtedness	4	(10)
Change in revolving credit facility	—	140
Proceeds from receivables securitization facility	—	25
Repayments of long-term debt	(294)	—
Other	(3)	(3)
Cash flows (used for) provided from financing activities	(516)	67
Net increase in cash and cash equivalents	363	93
Impact of foreign exchange on cash	(1)	(2)
Cash and cash equivalents at beginning of period	309	61
Cash and cash equivalents at end of period	671	152
Supplemental cash flow information
Net cash payments (refund) for:
Interest	18	17
Income taxes	(7)	(25)

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings (loss) from continuing operations before items”, “Earnings (loss) from continuing operations before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings (loss) from continuing operations before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2021	2020
			Q1	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings (loss) from continuing operations before items" to Net (loss) earnings
	Net (loss) earnings	($)	(29)	5	19	(92)	(59)	(127)
(-)	Loss (earnings) from discontinued operations, net of taxes	($)	22	(20)	(22)	(19)	43	(18)
(+)	Impairment of long-lived assets	($)	4	—	—	68	15	83
(+)	Closure and restructuring costs	($)	2	—	1	42	20	63
(+)	Asset conversion costs	($)	6	—	—	—	—	—
(=)	Earnings (loss) from continuing operations before items	($)	5	(15)	(2)	(1)	19	1
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	53.5	56.2	55.3	55.2	55.2	55.4
(=)	Earnings (loss) from continuing operations before items per diluted share	($)	0.09	(0.27)	(0.04)	(0.02)	0.34	0.02

Reconciliation of "EBITDA" and "EBITDA before items" to Net (loss) earnings
	Net (loss) earnings	($)	(29)	5	19	(92)	(59)	(127)
(-)	Loss (earnings) from discontinued operations, net of taxes	($)	22	(20)	(22)	(19)	43	(18)
(+)	Equity method investment loss, net of taxes	($)	—	1	—	1	1	3
(+)	Income tax expense (benefit)	($)	—	3	(11)	(52)	(16)	(76)
(+)	Interest expense, net	($)	15	14	15	14	15	58
(+)	Depreciation and amortization	($)	54	58	56	56	53	223
(+)	Impairment of long-lived assets	($)	6	—	—	111	25	136
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	—	(1)	(1)
(=)	EBITDA	($)	68	61	57	19	61	198
(/)	Sales	($)	944	1,031	802	899	920	3,652
(=)	EBITDA margin	(%)	7%	6%	7%	2%	7%	5%
	EBITDA	($)	68	61	57	19	61	198
(+)	Closure and restructuring costs	($)	3	—	1	68	30	99
(+)	Asset conversion costs	($)	8	—	—	—	—	—
(=)	EBITDA before items	($)	79	61	58	87	91	297
(/)	Sales	($)	944	1,031	802	899	920	3,652
(=)	EBITDA margin before items	(%)	8%	6%	7%	10%	10%	8%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2021	2020
			Q1	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	33	88	67	121	135	411
(-)	Additions to property, plant and equipment	($)	(51)	(62)	(40)	(28)	(45)	(175)
(=)	Free cash flow	($)	(18)	26	27	93	90	236

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	4	—	—	—	—
(+)	Long-term debt due within one year	($)	301	1	13	13	13
(+)	Long-term debt	($)	503	1,101	1,088	1,085	1,084
(=)	Debt	($)	808	1,102	1,101	1,098	1,097
(-)	Cash and cash equivalents	($)	(671)	(152)	(124)	(218)	(309)
(=)	Net debt	($)	137	950	977	880	788
(+)	Shareholders' equity	($)	2,091	2,181	2,277	2,211	2,260
(=)	Total capitalization	($)	2,228	3,131	3,254	3,091	3,048
	Net debt	($)	137	950	977	880	788
(/)	Total capitalization	($)	2,228	3,131	3,254	3,091	3,048
(=)	Net debt-to-total capitalization	(%)	6%	30%	30%	28%	26%

“Earnings (loss) from continuing operations before items”, “Earnings (loss) from continuing operations before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net (loss) earnings or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2021

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Corporate					Total
			Q1'21	Q2'21	Q3'21	Q4'21	YTD	Q1'21	Q2'21	Q3'21	Q4'21	YTD	Q1'21	Q2'21	Q3'21	Q4'21	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	12	—	—	—	12	(10)	—	—	—	(10)	2	—	—	—	2
(+)	Impairment of long-lived assets	($)	6	—	—	—	6	—	—	—	—	—	6	—	—	—	6
(+)	Closure and restructuring costs	($)	2	—	—	—	2	1	—	—	—	1	3	—	—	—	3
(+)	Asset conversion costs	($)	8	—	—	—	8	—	—	—	—	—	8	—	—	—	8
(=)	Operating income (loss) before items	($)	28	—	—	—	28	(9)	—	—	—	(9)	19	—	—	—	19

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	28	—	—	—	28	(9)	—	—	—	(9)	19	—	—	—	19
(+)	Non-service components of net periodic benefit cost	($)	6	—	—	—	6	—	—	—	—	—	6	—	—	—	6
(+)	Depreciation and amortization	($)	54	—	—	—	54	—	—	—	—	—	54	—	—	—	54
(=)	EBITDA before items	($)	88	—	—	—	88	(9)	—	—	—	(9)	79	—	—	—	79
(/)	Sales	($)	944	—	—	—	944	—	—	—	—	—	944	—	—	—	944
(=)	EBITDA margin before items	(%)	9%	—	—	—	9%	—	—	—	—	—	8%	—	—	—	8%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2020

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Corporate					Total
			Q1'20	Q2'20	Q3'20	Q4'20	Year	Q1'20	Q2'20	Q3'20	Q4'20	Year	Q1'20	Q2'20	Q3'20	Q4'20	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	4	3	(140)	(10)	(143)	(5)	(7)	(12)	(10)	(34)	(1)	(4)	(152)	(20)	(177)
(+)	Impairment of long-lived assets	($)	—	—	111	25	136	—	—	—	—	—	—	—	111	25	136
(+)	Closure and restructuring costs	($)	—	1	67	28	96	—	—	1	2	3	—	1	68	30	99
(=)	Operating income (loss) before items	($)	4	4	38	43	89	(5)	(7)	(11)	(8)	(31)	(1)	(3)	27	35	58

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	4	4	38	43	89	(5)	(7)	(11)	(8)	(31)	(1)	(3)	27	35	58
(+)	Non-service components of net periodic benefit cost	($)	4	6	4	5	19	—	(1)	—	(1)	(2)	4	5	4	4	17
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	(1)	(1)	—	—	—	—	—	—	—	—	(1)	(1)
(+)	Depreciation and amortization	($)	58	56	56	53	223	—	—	—	—	—	58	56	56	53	223
(=)	EBITDA before items	($)	66	66	98	100	330	(5)	(8)	(11)	(9)	(33)	61	58	87	91	297
(/)	Sales	($)	1,031	802	899	920	3,652	—	—	—	—	—	1,031	802	899	920	3,652
(=)	EBITDA margin before items	(%)	6%	8%	11%	11%	9%	—	—	—	—	—	6%	7%	10%	10%	8%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2021	2020
		Q1	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	944	1,031	802	899	920	3,652
Operating income (loss)	($)	12	4	3	(140)	(10)	(143)
Depreciation and amortization	($)	54	58	56	56	53	223
Impairment of long-lived assets	($)	6	—	—	111	25	136
Paper
Paper Production	('000 ST)	534	648	436	524	551	2,159
Paper Shipments - Manufactured	('000 ST)	546	679	459	550	542	2,230
Communication Papers	('000 ST)	453	569	366	449	441	1,825
Specialty and Packaging Papers	('000 ST)	93	110	93	101	101	405
Paper Shipments - Sourced from 3rd parties	('000 ST)	18	22	12	16	19	69
Paper Shipments - Total	('000 ST)	564	701	471	566	561	2,299
Pulp
Pulp Shipments	('000 ADMT)	481	422	459	424	482	1,787
Pulp Shipments mix:
Hardwood Kraft Pulp	(%)	4%	3%	2%	4%	6%	4%
Softwood Kraft Pulp	(%)	60%	52%	57%	62%	62%	58%
Fluff Pulp	(%)	36%	45%	41%	34%	32%	38%

Average Exchange Rates	$US / $CAN	1.266	1.344	1.385	1.332	1.304	1.341
	$CAN / $US	0.790	0.744	0.722	0.751	0.767	0.746

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.